Exhibit 5.1

7800 Rancharrah Parkway
Reno, NV 89511

PH (775) 788-2200 | FX (775) 786-1177

fennemorecraig.com

October 24, 2023

Kintara Therapeutics, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

Re: Securities Registered under Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as special Nevada counsel for Kintara Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1/A with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), amending the Registration Statement on Form S-1 filed with the Commission on October 4, 2023 (as amended or supplemented, the “Registration Statement”) in connection with the offering of (i) up to 2,331,002 of shares (the “Offered Shares”) of the Company’s common stock, par value $.001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,331,002 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) placement agent warrants (the “Placement Agent Warrants”) to purchase up to 116,550 shares of Common Stock (the “Placement Agent Warrant Shares”), and (iv) warrants (the “Common Warrants”, and collectively with the Pre-Funded Warrants and the Placement Agent Warrants, the “Warrants”) to purchase up to 2,331,002 shares of Common Stock (the “Common Warrant Shares”, and collectively with the Offered Shares, the Pre-Funded Warrant Shares, and the Placement Agent Warrant Shares, the “Shares”, and collectively with the Warrants, the “Securities”), to be placed on a “reasonable best efforts” basis pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into between the Company and A.G.P./Alliance Global Partners as the placement agent (the “Placement Agent”), and sold pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and each purchaser named therein.

In rendering the opinions set forth herein, we have reviewed the following:

1.
The form of the Placement Agency Agreement;
2.
The form of Securities Purchase Agreement;
3.
The form of the Pre-Funded Warrants;
4.
The form of the Placement Agent Warrants;
5.
The form of the Common Warrants;
6.
The Registration Statement and the Prospectus therein (the “Prospectus”);

30290201.2/045223.0002

October 24, 2023

7.
The Articles of Incorporation of the Company, as amended, as certified by an officer of the Company as of the date hereof;
8.
The Bylaws of the Company, as certified by an officer of the Company as of the date hereof; and
9.
Resolutions of the Board of Directors of the Company, adopted by the Board of Directors of the Company relating to the authorization of the Placement Agency Agreement, the Warrants and the form of Securities Purchase Agreement and the issuance of the Shares, as certified by an officer of the Company as of the date hereof.

We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion. We have relied upon the certificates of all public and corporate officials with respect to the accuracy of all matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the documents listed above. We note that the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, common stock as is necessary to provide for the issuance of the Shares. We further assume that, prior to issuance of any of the Securities, the Board of Directors or Pricing Committee of the Company shall have established by duly adopted resolutions (the “Pricing Resolutions”) the consideration to be paid for the Shares and the Warrants and the Company will have entered into Securities Purchase Agreements and the Placement Agency Agreement and such agreements will be in full force and effect.

Based on and subject to the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that:

1. Issuance of the Offered Shares has been duly authorized by the Company and, upon when issued and paid for in accordance with the terms of a Securities Purchase Agreement substantially in the form approved by the Board of Directors and the Pricing Committee (such agreement, a “Final Securities Purchase Agreement”), the Prospectus and the Pricing Resolutions, the Offered Shares will be validly issued, fully paid and nonassessable.

2. Issuance of the Pre-Funded Warrants has been duly authorized by the Company and, when issued and paid for in accordance with the terms of a Final Securities Purchase Agreement, the Prospectus and the Pricing Resolutions, the Pre-Funded Warrants will be validly issued.

3. Issuance of the Pre-Funded Warrant Shares has been duly authorized by the Company and, when issued and paid for upon exercise and in accordance with the terms of the Pre-Funded Warrants and the Pricing Resolutions, the Pre-Funded Warrant Shares will be validly issued, fully paid and nonassessable.

4. Issuance of the Common Warrants has been duly authorized by the Company and, when issued and paid for in accordance with the terms of a Final Securities Purchase Agreement, the Prospectus and the Pricing Resolutions, the Common Warrants will be validly issued.

October 24, 2023

5. Issuance of the Common Warrant Shares has been duly authorized by the Company and, when issued and paid for upon exercise and in accordance with the terms of the Common Warrants and the Pricing Resolutions, the Common Warrant Shares will be validly issued, fully paid and nonassessable.

6. Issuance of the Placement Agent Warrants has been duly authorized by the Company and, when issued and in accordance with the terms of the Placement Agency Agreement, the Prospectus, and the Pricing Resolutions, the Placement Agent Warrants will be validly issued.

7. Issuance of the Placement Agent Warrant Shares has been duly authorized by the Company and, when issued and paid for upon exercise and in accordance with the terms of the Placement Agent Warrants and the Pricing Resolutions, the Placement Agent Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada.

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Fennemore Craig, P.C.

Fennemore Craig, P.C.

CDOL/cee